UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Monogram Orthopaedics Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3913 Todd Lane,

Austin, TX 78744

October 6, 2023

Dear Stockholder:

We cordially invite you to attend the 2023 Annual Meeting of Stockholders of Monogram Orthopaedics Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, November 30, 2023, at 1:00 p.m. Eastern Standard Time and will be held entirely online live via audio webcast. You will be able to attend and participate in the Annual Meeting virtually by visiting www.monogram.vote, where you will be able to listen to the Annual Meeting live and vote.

You will find important information about the matters to be voted on at the Annual Meeting in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. We are sending most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of sending a full set of printed materials. The Notice tells you how to access and review on the internet the important information contained in the proxy materials. The Notice also tells you how to vote on the internet prior to the Annual Meeting and how to request to receive a printed copy of our proxy materials.

Your vote is important. We hope you will attend the virtual Annual Meeting. We encourage you to review the proxy materials and vote as soon as possible. You may vote on the internet as described in the attached proxy materials, which is how we encourage you to vote. You also may vote by mail if you timely request to receive printed copies of these proxy materials in the mail. You will also be able to vote your shares electronically during the Annual Meeting. Details about how to attend the virtual Annual Meeting, how to submit questions, and how to cast your votes are posted at www.monogram.vote and can be found in this proxy statement in the section entitled “Questions and Answers about the Annual Meeting and Voting—How can I attend and vote at the Annual Meeting?”.

Very truly yours,

/s/ Benjamin Sexson
Benjamin Sexson
Chief Executive Officer

3913 Todd Lane,
Austin, TX 78744

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Annual Meeting Date	Thursday, November 30, 2023
Time	1:00 p.m. Eastern Standard Time
Place	www.monogram.vote

Items of Business	(1)	To elect all five (5) directors to the Board of Directors (the “Board”) to serve until their respective successors are elected and qualified or until their earlier resignation or removal;

	(2)	To approve an amendment and restatement to the Company’s Fifth Amended and Restated Certificate of Incorporation that will (i) eliminate all Series A, Series B, and Series C classes of Preferred Stock of the Company, leaving only a single authorized class of Preferred Stock, with 60,000,000 shares of Preferred Stock authorized; and (ii) to establish a classified Board with three classes and staggered terms (the “Sixth Amended and Restated Certificate of Incorporation”); and

	(3)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Record Date	Holders of record of our capital stock on October 2, 2023, are entitled to receive notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting.
Voting	Your vote is important. We encourage you to read the accompanying proxy materials and submit your vote as soon as possible. You can find information about how to cast your vote in the question-and-answer section of the accompanying proxy statement.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders entitled to notice of, and to vote at, the Annual Meeting and at any postponement or adjournment thereof. Stockholders will have the ability to access the proxy materials at www.monogram.vote or request to receive a printed set of the proxy materials by mail or an electronic set of materials by email. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe these rules allow us to provide our stockholders with the information they need while lowering the cost of delivery and reducing the environmental impact of our Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 2023: This notice and our proxy statement are available at www.monogram.vote.

By Order of the Board of Directors of Monogram Orthopaedics Inc.

/s/ Benjamin Sexson
Benjamin Sexson
Chief Executive Officer

Austin, Texas October 6, 2023

3913 Todd Lane
Austin, TX 78744
(512) 399-2656

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why did I receive these proxy materials?

We are providing these proxy materials to you in connection with the solicitation by the Board of Directors (the “Board”) of Monogram Orthopaedics Inc., a Delaware corporation, of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”).

The Annual Meeting will be held on Thursday, November 30, 2023, at 1:00 p.m. Eastern Standard Time, online at www.monogram.vote. The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. You will be able to attend the Annual Meeting online and by visiting www.monogram.vote and following the instructions to register for the meeting. You must enter the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If you are a stockholder of record and you lose the control number, you may email Equity Stock Transfer at proxy.equitystock.com for assistance in recovering your control number. If you are a beneficial holder and lose your control number, please contact your broker, bank, or other nominee for assistance in recovering your control number." Only stockholders with a valid control number will be able to vote at the Annual Meeting, as well as access the list of stockholders as of the close of business on the Record Date (as defined below).

We expect to begin furnishing these proxy materials to stockholders on or about October 6, 2023.

A form of the proxy card is attached as Appendix B to this proxy statement.

When we use the term “Monogram,” “Company,” “us,” “we,” or “our,” we mean Monogram Orthopaedics Inc.

What matters will be voted on at the Annual Meeting?

We will ask stockholders to vote on the following matters at the Annual Meeting:

(1)	To elect all five (5) directors to the Board to serve until their respective successors are elected and qualified or until their earlier resignation or removal (“Proposal 1”);
(2)	To approve an amendment and restatement to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “Sixth Amended and Restated Certificate of Incorporation”) to (i) eliminate all Series A, Series B, and Series C classes of Preferred Stock, leaving only a single authorized class of Preferred Stock, with 60,000,000 shares of Preferred Stok authorized; and (ii) to establish a classified board of directors with three classes and staggered terms (“Proposal 2"); and
(3)	To transact any other business that properly comes before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

Who can vote?

Stockholders of record of our capital stock at the close of business on the record date of October 2, 2023 (the “Record Date”), are entitled to receive notice of, and to vote at, the Annual Meeting. Our capital stock currently outstanding consists of our Common Stock, par value $0.001 per share.

Each share of Common Stock is entitled to one (1) vote per share as of the Record Date. For additional information, see our Fifth Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1, to our Registration Statement on Form S-1 filed with the SEC on July 27, 2023. Cumulative voting is not permitted.

As of the Record Date, 31,131,191 shares of our Common Stock were issued and outstanding, representing all outstanding shares of capital stock outstanding of our Company.

A list of stockholders will also be available during the Annual Meeting through the Annual Meeting website for those stockholders who choose to attend.

To attend and participate in the Annual Meeting, you must visit www.monogram.vote, and follow the instructions to register for the meeting. The Annual Meeting webcast will begin promptly at 1:00 p.m. Eastern Standard Time. We encourage you to access the Annual Meeting prior to the start time, and allow ample time for the registration and check-in procedures.

What is the difference between a stockholder of record and a beneficial holder?

Many of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, Equity Stock Transfer, LLC (“Equity Stock Transfer”), you are the stockholder of record for those shares and are receiving proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online at the Annual Meeting.

Beneficial Holder

If your shares are held in a stock brokerage account or by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial holder of those shares. Your broker, bank, or other nominee is the stockholder of record and has forwarded proxy materials to you as the beneficial holder. As the beneficial holder, you have the right to direct your broker, bank, or other nominee how to vote your shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you have the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials giving you the right to vote the shares.

How do I vote?

Stockholder of Record

If you are a stockholder of record, you can vote on the internet prior to the Annual Meeting by following the instructions you received from us in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the proxy card included with the materials. Finally, you can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.monogram.vote.

Beneficial Holder

If you are a beneficial holder, you can vote on the internet prior to the Annual Meeting by following the instructions you received from your broker, bank, or other nominee in the mail or by email. If you requested to receive a full set of proxy materials in the mail, you also can vote by mail using the voting instruction card included with the materials. If you have not received this information from your broker, bank, or other nominee, please contact them as soon as possible. You can vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.monogram.vote.

If you do not give your broker, bank, or other nominee instructions as to how to vote, under the rules of the Nasdaq, your broker, bank, or other nominee may vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Proposal 1 (Election of Directors) and Proposal 2 (Classified and Staggered Board and Removal of Series A, B, and C Preferred Stock) are “non-routine” proposals. If you do not instruct your broker, bank, or other nominee how to vote with respect to Proposals 1 or 2, your broker, bank, or other nominee will not vote on these proposals, as applicable. Please be sure to return your voting instructions to your broker, bank, or other nominee so that your vote is counted. The voting deadlines and availability internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares. Therefore, we urge you to carefully review and follow the voting instructions card and any other materials that you receive from that organization.

Multiple Holdings

If you hold shares both as a stockholder of record and as a beneficial holder, you must vote separately for each set of shares.

How can I attend and vote at the Annual Meeting?

This year’s Annual Meeting will be held entirely online live via audio webcast. Any stockholder can attend the virtual Annual Meeting live at www.monogram.vote. If you were a stockholder as of the Record Date and you have your control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials, you can vote at the Annual Meeting.

A summary of the information you need to attend the Annual Meeting online is provided below:

•	To participate in the Annual Meeting, you will need the control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
•	The Annual Meeting webcast will begin promptly at 1:00 p.m. Eastern Standard Time on November 30, 2023. We encourage you to access the Annual Meeting prior to the start time. You should allow ample time for the check-in procedures.
•	The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and smartphones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
•	Instructions on how to attend and participate in the Annual Meeting via the internet are posted at www.monogram.vote.

Stockholders are permitted to submit questions pertinent to the Annual Meeting via email at investors@monogramorthopedics.com. Questions may be submitted until 7:00pm EST on November 29, 2023. The Company will select a number of questions to answer from these submissions during the virtual Annual Meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to Annual Meeting matters, and therefore, will not be answered.

To participate in the Annual Meeting, you will need the control number included in your Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your broker, bank, or other nominee to obtain your control number or otherwise vote through the broker, trustee, bank, or other holder of record. If you lose your control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or access the list of stockholders as of the close of business on the Record Date. Only stockholders with a valid control number will be able vote at the Annual Meeting, as well as access the list of stockholders as of the close of business on the Record Date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual Annual Meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting website. If you encounter any difficulties accessing the virtual Annual Meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Can I change or revoke my vote?

If you are a stockholder of record, you may change your vote at any time prior to the vote at the Annual Meeting by taking any of the following actions:

•	submitting a new proxy with a later date using any of the available methods described above;
•	providing a written revocation to our Board Chairman; or
•	voting online at the Annual Meeting by following the instructions at www.monogram.vote.

If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank, or other nominee following the instructions they provided to you. You may also vote online at the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, assuming you obtain your control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

Whether you are a stockholder of record or a beneficial owner of shares held in “street name”, your attendance at the Annual Meeting online will not, by itself, automatically revoke your proxy.

What is the quorum requirement for the Annual Meeting?

A quorum of stockholders is necessary for any action to be taken at the Annual Meeting (other than adjournment or postponement of the Annual Meeting). A quorum exists if stockholders holding a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the Annual Meeting in person, or by means of remote communication, or by proxy. If you submit a properly completed proxy, even if you abstain from voting, your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes (described below) also will be counted for purposes of determining the presence of a quorum if the broker, bank or other nominee uses its discretionary authority to vote on at least one routine matter under Nasdaq rules.

How will my shares be voted during the virtual Annual Meeting?

Your shares will be voted in accordance with your properly submitted instructions.

Stockholders of Record

If you are a stockholder of record and you submit a proxy but do not include voting instructions on a matter, your shares will be voted in favor of each of the nominees named in Proposal 1 and in favor of Proposal 2 in accordance with the recommendations of our Board. If any other matters are properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof, your shares will be voted in the discretion of the named proxies.

Beneficial Holders and Broker Non-Votes

If you are a beneficial holder and you do not provide voting instructions to your broker, bank, or other nominee, that organization will determine if it has the discretionary authority to vote your shares on the particular matter. Under Nasdaq rules, these organizations have the discretion to vote your shares on routine matters - however, they do not have the discretion to vote your shares on non-routine matters, such as Proposal 1 and Proposal 2. The unvoted shares are called “broker non-votes.” Shares that constitute broker non-votes are considered present for purposes of determining a quorum but are not considered entitled to vote or votes cast on the particular matter.

What are the voting requirements for each matter?

Proposal	Vote Required	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Vote
(1) To elect five (5) directors to the Board to serve until their respective successors are elected and qualified or until their earlier resignation or removal	More votes FOR than AGAINST	No effect	No	No effect
(2) To approve the amendment and restatement of our Fifth Amended and Restated Certificate of Incorporation (the “Sixth Amended and Restated Certificate of Incorporation”) that will (i) eliminate all Series A, Series B, and Series C classes of Preferred Stock of the Company, leaving only a single authorized class of Preferred Stock, with 60,000,000 shares of Preferred Stok authorized; and (ii) to establish a classified Board with three classes and staggered terms	More votes FOR than AGAINST	No effect	Yes	No effect

What are the recommendations of the Board?

Our Board recommends that you vote:

•	“FOR” each director nominated by our Board to serve until their respective successors are elected and qualified or until their earlier resignation or removal (Proposal 1); and
•	“FOR” the Approval of the Sixth Amended and Restated Certificate of Incorporation that will eliminate all Series A, Series B, and Series C classes of Preferred Stock of the Company, leaving only a single authorized class of Preferred Stock, with 60,000,000 shares of Preferred Stok authorized; and (ii) to establish a classified Board with three classes and staggered terms (Proposal 2).

Any properly authorized proxy as to which no instructions are given will be voted in accordance with the foregoing recommendations.

Who will pay the costs of soliciting votes for the Annual Meeting?

We will bear all expenses incurred in connection with the solicitation of proxies. We will reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our common stock. Our directors, officers, and employees also may solicit proxies by mail, telephone, and personal contact. They will not receive any additional compensation for these activities. We will send proxy materials or additional soliciting materials to banks, brokers, other institutions, nominees, and fiduciaries, and these organizations will then forward the materials to the beneficial holders of our shares. On request, we will reimburse these organizations for their reasonable expenses in forwarding these materials.

How can I find the results of the voting after the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board currently consists of five (5) directors and is not classified. All directors are elected at each annual meeting of stockholders and hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal. All persons named below, each of whom (with the exception of Colleen Gray) currently serves on our Board, have been recommended by the independent members of our Board, and nominated to serve on the Board until our 2023 Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. Each of the nominees has consented to being named in this proxy statement.

In addition, the Board has determined that three of our director nominees – Rick Van Kirk, Colleen Gray, and Paul Riss - are independent under applicable SEC and Nasdaq rules. A plurality of votes cast is necessary for the election of a director. There is no cumulative voting in the election of directors.

When considering whether directors have the experience, qualifications, attributes, or skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. The independent members of the Board commit to regularly reviewing Board composition and potential additions while striving to maintain and grow a diverse and broad skill set that complements the business. The Board believes these latest directors have provided valuable experience and insight. The Board believes it is important to have a diverse Board. As of October 6, 2023, 20% of our directors were female. Although the Board does not have a formal policy specifying how the diversity of background and personal experience should be applied in identifying or evaluating director candidates, to help ensure that the Board remains aware of, and responsive to, the needs and interests of our customers, stockholders, employees, and other stakeholders, the Board believes it is important to identify otherwise qualified director candidates that would increase the gender, racial, ethnic, sexual orientation, and/or cultural diversity of the Board. Similarly, the Board believes that a Board made up of highly qualified individuals with diverse backgrounds is important to the long-term success of our business through the promotion of better corporate governance, performance, effective decision-making, and strategic planning. Accordingly, when considering the nomination of new directors, the Board is committed to including diversity as a factor that will be taken into consideration to ensure that the composition of the Board reflects a broad diversity of experience, profession, expertise, skill, and background, as well as gender, racial, ethnic, sexual orientation, and cultural diversity. The Board does not assign a specific weight to the various factors it considers in evaluating potential new candidates to the Board and no particular criteria are necessarily applicable to all prospective nominees. In the evaluation of potential new candidates, the Board considers each candidate’s qualifications in light of the then-current mix of Board attributes, including diversity.

The independent directors generally rely on a variety of resources to identify potential candidates, which, among other things and depending on the circumstances, may include the director’s and the Board’s network of contacts, corporate search resources, and, if the Board deems appropriate, a professional search firm. The Board will also request that any engaged search firm include candidates with diversity of gender, race, ethnicity, sexual orientation, and culture in its pool of potential director candidates. By utilizing a broad variety of resources as deemed appropriate by the Board in light of the then-current mix of Board attributes and any previously identified potential candidates, the Board believes it will be able to identify, evaluate, and consider a diverse range of qualified candidates.

The independent directors of the Board will consider suggestions by stockholders for possible future nominees. The independent directors of the Board do not intend to alter its criteria for evaluating potential director candidates, including the criteria described above, in the case of director candidates recommended by stockholders. Stockholders may recommend individuals to the independent directors of the Board for consideration as potential director candidates by submitting the names of such individuals, together with appropriate biographical information and background materials and, if the stockholder is not a stockholder of record, a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the independent directors of the Board, c/o Chairman, Monogram Orthopaedics Inc., 3913 Todd Lane, Austin, TX 78744.

Nominees for Election as Directors

The table below sets forth the names and biographical information of each of the directors nominated for election at the Annual Meeting.

Name	Title/Position	Age
Benjamin Sexson	Chief Executive Officer, President, Director	40
Dr. Douglas Unis	Director	54
Rick Van Kirk*	Director	63
Colleen Gray*	Director	70
Paul Riss*	Director	68

*Independent Director

Directors

Benjamin Sexson, CFA – Chief Executive Officer, President, and Director

Benjamin Sexson is the Chief Executive Officer, President, and a Director of Monogram Orthopaedics, and has served in such capacities since he joined the Company in April 2018. Prior to joining Monogram, Mr. Sexson served as the Director of Business Development at Pro-Dex, Inc., one of the largest OEM manufacturers of Orthopaedic Robotic End-Effectors in the world, from October 2015 to April 2018. In his tenure at Pro-Dex, Mr. Sexson was responsible for helping support the development, management, and launch of the Company’s first ever custom proprietary product solution and successfully negotiating high margin distribution agreements with a major strategic partner. In addition, Mr. Sexson helped secure and negotiate two additional major development agreements and helped expand the Company’s addressable markets from powered surgical tools in CMF to Thoracic, Trauma, Spine and Extremities as well as other product applications. Mr. Sexson is a named inventor on multiple patent applications at Pro-Dex. Prior to joining Pro-Dex, Mr. Sexson started Brides & Hairpins, a successful B2B retail brand that currently supplies Nordstrom, Bloomingdales, Urban Outfitters. Prior to that, Mr. Sexson worked in various finance positions and is a CFA Charterholder. Mr. Sexson graduated with honors from Caltech with a Bachelor’s Degree in Mechanical Engineering in 2006.

Dr. Douglas Unis – Founder and Director

Dr. Douglas Unis is a board certified orthopaedic surgeon specializing in adult reconstructive surgery and is the founder and Chief Medical Officer of Monogram Orthopaedics, Inc. Dr. Unis founded Monogram Orthopaedics in 2015, and has served as a Director of the Company since its inception. Dr. Unis has served as an Associate Professor at the Icahn School of Medicine since November 2015 and has been a practicing surgeon since 2004. He began serving as an Assistant Professor at Icahn School of Medicine at Mount Sinai in March 2014, until becoming an Associate Professor in November 2015. Dr. Unis has consulted with many leading orthopaedic companies including Zimmer Biomet and Think Surgical. Prior to founding Monogram Orthopaedics, Dr. Unis was a consultant with Think Surgical, working with them for over 4 years to help with the development of their robotic total hip and knee arthroplasty system. Dr. Unis is widely recognized as a leader and innovator in the NYC area having performed the regions’ first muscle sparing anterior total hip replacement in 2005. Dr. Unis earned his BA from Duke University and Doctor of Medicine from Case Western Reserve University and later completing his residency at Northwestern University and a fellowship from Rush University in Adult Reconstruction.

Rick Van Kirk – Independent Director

Mr. Richard L. Van Kirk is a Director of Monogram, and has served in this capacity since our inception. He is the Chief Executive Officer of Pro-Dex, Inc. (“Pro-Dex”), the largest OEM manufacturer of Orthopaedic Robotic End-Effectors on the market. Mr. Van Kirk also serves on Pro-Dex’s Board of Directors. Mr. Van Kirk was appointed to the Board of Directors of Pro-Dex concurrent with his appointment as its CEO in January 2015. He joined Pro-Dex in January 2006 and was named Pro-Dex’s Vice President of Manufacturing in December 2006. In April 2013 he was appointed as the Chief Operating Officer of Pro-Dex. Mr. Van Kirk’s career includes over 13 years of management experience in manufacturing. Mr. Van Kirk previously served as Manufacturing Manager and Manager of Product Development at Comarco Wireless Technologies, ChargeSource Division, which provides power and charging functionality for popular electronic devices and wireless accessories. Prior to Comarco, Mr. Van Kirk was General Manager at Dynacast, a leader in precision die casting. Mr. Van Kirk earned a BA in Business Administration at California State University, Fullerton, and an MBA from Claremont Graduate School.

Colleen Gray – Independent Director

Ms. Gray has over 25 years of operations and financial management experience with emerging, high-growth companies in the data storage and orthopedic industries. Ms. Gray served as the President and Chief Executive Officer of Consensus Orthopedics, a global manufacturer of large joint orthopedic devices, from August 2008 until May 2021. Under her tenure, Ms. Gray led the development of 5 new product lines, navigated the FDA regulatory approval process, and drove revenue from $4M in annual sales to $21M in annual sales. Additionally, Consensus became a leader in the patient monitoring device market with its medical-grade interactive surface sensor products through its TracPatch Health Division. Ms. Gray assumed the role of Chief Executive Officer of Tracpatch in January 2016 and served through August of 2023. In this role, Ms. Gray led the raise of over $27M in early round financing and closed commercial agreements with two large hospital systems.

Before joining Consensus Orthopedics, Ms. Gray was President and Chief Executive Officer at Solid Data Systems, where she successfully negotiated and managed the sale of the company. Before Solid Data, Ms. Gray was a co-founder of StorageWay, Inc., one of the first cloud-based storage service providers, serving as its Vice President of Finance and Chief Financial Officer. Ms. Gray began her career with the Mylex Corporation in April 1992. She served as its Vice President of Finance and Chief Financial Officer during its successful public offering and IBM’s company acquisition. Mylex led storage management and data protection in the networked PC and server environments. Ms. Gray received a Bachelor of Science in Accounting from Arizona State University and is a member of Women in Bio.

Paul Riss, CPA, MBA – Independent Director

Mr. Riss has 30 years of experience with Securities Act and Exchange Act filings as a CEO of publicly traded companies and as a CPA with Ernst & Young. He is currently CEO of a publicly traded company, Here to Serve Holding Corp. He is a board member of an equity-based funding portal, Netcapital Funding Portal Inc., and a member of FINRA and the AICPA. Ernst & Young selected Mr. Riss as a 2001 finalist in the Entrepreneur of the Year award program for the Connecticut / Hudson Valley region. Mr. Riss earned an MBA with distinction from the Stern School of Business at New York University and was a Magna Cum Laude graduate with distinction from Carleton College. In 2000, he won the James P. Kelly Award for distinguished public service as a member of the Westchester chapter of the New York State Society of Public Accountants. Mr. Riss wrote and directed ten musical parodies to raise money for college scholarships.

Legal Proceedings

The Company is not aware of any of its directors being currently being subject to any litigation, nor is it aware of any pending or threatened legal actions against, its directors.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES.

Board Diversity Matrix (As of October 6, 2023)

Total Number of Directors:	5

	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	–	–
Part II: Demographic Background
African American or Black	-	–	–	–
Alaskan Native or Native American	–	–	–	–
Asian	–	–	–	–
Hispanic or Latinx	-	-	–	–
Native Hawaiian or Pacific Islander	–	–	–	–
White	5	–	–	–
Two or More Races or Ethnicities	–	–	–	–
LGBTQ+	–	–	–	–
Did Not Disclose Demographic Background	–	–	–	–

PROPOSAL 2 – APPROVAL OF SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE SERIES A, B, AND C CLASSES OF PREFERRED STOCK AND TO ADOPT A CLASSIFIED, STAGGERED BOARD

Our Board has unanimously adopted a resolution approving an amendment and restatement of our Fifth Amended and Restated Certificate of Incorporation (the “Sixth Amended and Restated Certificate of Incorporation”) to (i) eliminate all Series A, Series B, and Series C classes of Preferred Stock of the Company, leaving only a single authorized class of Preferred Stock, with 60,000,000 shares of Preferred Stok authorized; and (ii) to establish a classified Board with three classes and staggered terms. This resolution directed that the Sixth Amended and Restated Certificate of Incorporation be submitted to the stockholders for approval at the Annual Meeting. Approval of the Sixth Amended and Restated Certificate of Incorporation will grant the Board the authority, without further action by the stockholders, to carry out the adoption of the Sixth Amended and Restated Certificate of Incorporation after the date stockholder approval for the Sixth Amended and Restated Certificate of Incorporation is obtained. If the Sixth Amended and Restated Certificate of Incorporation is approved, the Company will file the Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

As of the Record Date, 31,131,191 shares of our Common Stock were issued and outstanding.

Elimination of Series A, B, and C Preferred Stock

The Sixth Amended and Restated Certificate of Incorporation eliminates the authorized Series A, B, and C classes of Preferred Stock of the Company. It does not alter the number of authorized shares of capital stock of the Company, and does not eliminate the 60,000,000 shares of authorized Preferred Stock of the Company that currently is authorized by the Fifth Amended and Restated Certificate of Incorporation.

Adoption of Classified, Staggered Board

Delaware law permits a company to establish a classified board of directors in its certificate of incorporation approved by stockholders. The Sixth Amended and Restated Certificate of Incorporation includes such a classified board provision which provides that directors will be classified into three classes as nearly equal in number as possible. One class (Class I) would hold office initially for a term expiring at the 2024 annual meeting of stockholders; another class (Class II) would hold office initially for a term expiring at the 2025 annual meeting of stockholders; and another class (Class III) would hold office initially for a term expiring at the 2026 annual meeting of stockholders. At each annual meeting following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding annual meeting after their election and until their successors have been duly elected and qualified.

The directors of the Company will be divided into classes as follows:

CLASS I:

•	Rick Van Kirk
•	Colleen Gray

CLASS II:

•	Paul Riss

CLASS III:

•	Benjamin Sexson
•	Dr. Douglas Unis

By approving the Sixth Amended and Restated Certificate, stockholders will be approving the classified board with the classes set out above.

Our Board believes that staggered terms for directors provides stability and continuity in the Board’s leadership and policies, ensuring that a majority of directors will always be familiar with the Company’s long-term strategy and goals. This knowledge will assist the directors in fulfilling their duties to our stockholders, providing for greater effectiveness, which ultimately creates the potential for value for our stockholders. While management has not experienced any problems with such continuity in the past, it wishes to ensure that this experience will continue. The Board does not believe that electing directors to staggered terms will reduce their accountability to our stockholders. Regardless of their term, all directors will have the same duties and responsibilities to our stockholders.

The Board also believes that the classified board will assist the Board in protecting the interests of the Company’s stockholders against potentially coercive takeover tactics where a party might attempt to acquire control of the Company on terms that do not offer the greatest value to all stockholders. The classified board provision in the Sixth Amended and Restated Certificate of Incorporation will significantly extend the time required to effect a change in control of the Board and may discourage hostile takeover bids for the Company. Currently, a change in control of the Board can be made by stockholders holding a plurality of the votes cast at a single annual meeting. By implementing a classified board of directors, it will take at least two annual meetings for even a majority of stockholders to make a change in control of the Board, because only a minority of the directors will be elected at each meeting.

Because of the additional time required to change control of the Board, the classified boards tend to perpetuate present management, which may be viewed as a disadvantage in some circumstances. Without the ability to obtain immediate control of the Board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. While the classified board is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of the Company’s shares by causing it to take longer for a person or group of persons who acquire such a block of shares to effect a change in management. Adoption of a classified board will also make it more difficult for the stockholders to change the composition of the Board even if the stockholders believe such a change would be desirable.

Procedure for Effecting the Sixth Amended and Restated Certificate of Incorporation

If this proposal is approved by our stockholders, our Board will cause the Sixth Amended and Restated Certificate of Incorporation to become effective by filing the Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Sixth Amended and Restated Certificate of Incorporation will become effective on the date that it is filed.

Discretionary Authority of the Board to Abandon the Sixth Amended and Restated Certificate of Incorporation

The Board reserves the right to abandon the Sixth Amended and Restated Certificate of Incorporation without further action by our stockholders at any time before the effectiveness of the Sixth Amended and Restated Certificate of Incorporation, even if the Sixth Amended and Restated Certificate of Incorporation has been authorized by the consents of the stockholders. By voting in favor of the Sixth Amended and Restated Certificate of Incorporation, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Sixth Amended and Restated Certificate of Incorporation if it should so decide.

Appendix Relating to the Sixth Amended and Restated Certificate of Incorporation

The form of the Sixth Amended and Restated Certificate of Incorporation of Incorporation relating to this proposal, which we would file with the Secretary of State of the State of Delaware, is attached to this consent solicitation statement as Appendix A.

Vote Required

The affirmative vote of stockholders that represent a majority of the voting power entitled to vote on the Sixth Amended and Restated Certificate of Incorporation is required to approve the Sixth Amended and Restated Certificate of Incorporation. Abstentions will be treated as votes against this proposal and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL 2 – TO APPROVE THE SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of Monogram’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (b) the qualifications, independence, and performance of Monogram’s independent registered public accounting firm, (c) the performance of Monogram’s internal audit function, and (d) other matters as set forth in the charter of the Audit Committee approved by the Board.

Management is responsible for Monogram’s financial statements and the financial reporting process, including the systems of internal controls, disclosure controls, and procedures. Fruci & Associates II, PLLC (“Fruci”), as Monogram’s independent registered public accounting firm, is responsible for performing an independent audit of Monogram’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management and Fruci the audited financial statements of Monogram for the year ended December 31, 2022. The Audit Committee also discussed with Fruci the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received the written disclosures and the letter from Fruci required by the applicable requirements of the PCAOB regarding Fruci’s communications with the Audit Committee concerning independence and has discussed with Fruci its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements of Monogram be included in Monogram’s Registration Statement on Form S-1 for the that was filed with the SEC on August 28, 2023

THE AUDIT COMMITTEE

•	Paul Riss (Chairman)

•	Rick Van Kirk

•	Noel Goddard

CORPORATE GOVERNANCE

Director Independence

We have listed our shares of Common Stock on the Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s Board of Directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).

Our Board of Directors currently consists of five (5) members. Our Board of Directors has determined that Paul Riss, Rick Van Kirk, and Colleen Gray qualify as independent directors in accordance with the Nasdaq Capital Market, or Nasdaq listing requirements. Messrs. Sexson and Unis are not considered independent. Nasdaq’s independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three (3) years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business, personal activities, and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations and in expectation of listing on Nasdaq, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Leadership Structure and Board’s Role in Risk Oversight

Benjamin Sexson is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board of Directors. We currently believe that separation of the roles of Chairman and Chief Executive Officer ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board of Directors recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the qualification of this offering, the Board will hold executive sessions in which only independent directors are present.

Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Risk is inherent in every business. As is the case in virtually all businesses, we face a number of risks, including operational, economic, financial, legal, regulatory, and competitive risks. Our management is responsible for the day-to-day management of the risks we face. Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management.

In its oversight role, our Board of Directors’ involvement in our business strategy and strategic plans plays a key role in its oversight of risk management, its assessment of management’s risk appetite, and its determination of the appropriate level of enterprise risk. Our Board of Directors receives updates at least quarterly from senior management and periodically from outside advisors regarding the various risks we face, including operational, economic, financial, legal, regulatory, and competitive risks. Our Board of Directors also reviews the various risks we identify in our filings with the SEC and risks relating to various specific developments, such as acquisitions, debt and equity placements, and new service offerings.

Our Board committees will assist our Board of Directors in fulfilling its oversight role in certain areas of risk.

Attendance of Directors at Annual Meetings

While we do not have a formal policy requiring our directors to attend stockholder meetings, directors are invited and encouraged to attend all meetings of stockholders. We completed our listing on Nasdaq in May 2023 and did not have an annual meeting of stockholders in 2022.

Committees of the Board of Directors

The Board of Directors has established an Audit Committee, Compensation Committee, and Nomination Committee. The composition and functions of each committee are described below.

Audit Committee

The Audit Committee has three members - Paul Riss, Rick Van Kirk, and Noel Goddard. Paul Riss serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”.

Our Audit Committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Nomination Committee

The Nomination Committee has three members – Paul Riss, Rick Van Kirk, and Noel Goddard. Paul Riss serves as the chairman of the Nomination Committee.

The function of our Nomination Committee is primarily to identify individuals qualified to become Board members and recommending directors to be elected by the Board. The Company’s goal is to assemble a diverse Board that brings together a variety of skills derived from high quality business and professional experience.

Compensation Committee

The Compensation Committee has three members, including Paul Riss, Rick Van Kirk, and Noel Goddard. Paul Riss serves as the chairman of the Compensation Committee.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans; and

●	review the independence of any compensation advisers.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been an officer or employee of our Company, nor will they be. None of our executive officers has served as a member of the board of directors, or as a member of the Compensation Committee or similar committee, of any entity that has one or more executive officers who served on our board of directors or Compensation Committee during 2021, 2022 or thus far in 2023. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, as applicable, please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting.

Indemnification of Directors and Officers and Insurance

Our Fifth Amended and Restated Certificate of Incorporation contains provisions limiting the liability of directors to the fullest extent permitted by Delaware law, and provides that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our Fifth Amended and Restated Certificate of Incorporation and Bylaws also provide our Board of Directors with discretion to indemnify our employees and other agents when determined appropriate by the Board. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

We have also entered into indemnification agreements with each of our executive officers and directors that provide our executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provision, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, persons who beneficially own more than 10% of a registered class of the Company’s equity securities, and certain other persons to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC, and to furnish the Company with copies of the forms. Based solely on its review of the forms it received, or written representations from reporting persons, except as set forth herein, the Company believes that all of its directors, executive officers, and greater than 10% beneficial owners complied with all such filing requirements during 2022 and 2023 to date.

Communications with the Board

Any stockholder or other interested party may contact the Board, including any non-employee director or the non-employee directors as a group, or any individual director or directors, by writing to our Chairman at 3913 Todd Lane, Austin, TX 78744, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to our Chairman for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, our Chairman reserves the right not to forward to Board members any abusive, threatening, or otherwise inappropriate materials. Information regarding the submission of comments or complaints relating to our accounting, internal accounting controls, or auditing matters can be found on our website at www.www.monogramorthopedics.com

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers (ages as of October 6, 2023):

Name	Title/Position	Age
Benjamin Sexson	Chief Executive Officer, President	40
Noel Knape	Chief Financial Officer	55

Benjamin Sexson, CFA – CEO, President, and Director

Benjamin Sexson is the Chief Executive Officer, President, and a Director of Monogram Orthopaedics, and has served in such capacities since he joined the Company in April 2018 Prior to joining Monogram, Mr. Sexson served as the Director of Business Development at Pro-Dex, Inc., one of the largest OEM manufacturers of Orthopaedic Robotic End-Effectors in the world, from October 2015 to April 2018. In his tenure at Pro-Dex, Mr. Sexson was responsible for helping support the development, management, and launch of the Company’s first ever custom proprietary product solution and successfully negotiating high margin distribution agreements with a major strategic partner. In addition, Mr. Sexson helped secure and negotiate two additional major development agreements and helped expand the Company’s addressable markets from powered surgical tools in CMF to Thoracic, Trauma, Spine and Extremities as well as other product applications. Mr. Sexson is a named inventor on multiple patent applications at Pro-Dex. Prior to joining Pro-Dex, Mr. Sexson started Brides & Hairpins, a successful B2B retail brand that currently supplies Nordstrom, Bloomingdales, Urban Outfitters. Prior to that, Mr. Sexson worked in various finance positions and is a CFA Charterholder. Mr. Sexson graduated with honors from Caltech with a Bachelor’s Degree in Mechanical Engineering in 2006.

Noel Knape, CPA, MBA – CFO

Mr. Knape has over 25 years of financial management experience leading financial departments in multinational publicly traded companies as well as developing and implementing financial control infrastructures for Private Equity backed companies in the initial stages of business. Before joining Monogram, he was CFO of ProFlex Technologies from September 2020 January 2023, a start-up technology company commercializing proprietary leak detection technology in the oil and gas transmission industry, where he has implemented and managed financial control and reporting functions, developed pricing and market entry strategies, and developed the pitch deck and valuation for negotiations with their strategic partner for future acquisition. He is still an advisor to Proflex Technologies. Prior to ProFlex, he was VP of Finance at Newpark Fluids Systems from January 2019 to April 2020, where he oversaw the restructure of the North American Operations to rationalize costs and led the development of the 5-year strategic plan. As VP Finance at MicroSeismic, Inc. from 2016 to 2019, he led the accounting and finance functions and managed investor and bank relations. As Americas Controller with Shawcor, he led the financial integration of several acquisitions, restructured the operations in Brazil, and implemented the Oracle ERP system. Mr. Knape has held several senior financial management positions internationally, including Country Controller, and Regional Controller with Weatherford International, Saxon Resources and Western Geophysical where he acted as the business partner of the operations manager and safeguarded the company assets. He is a board member of Kizer Energy, serving as head of the internal control and audit committee. He holds a Master of International Management from The American Graduate School of International Management (Thunderbird) and a CPA license issued by the Arizona Board of Accountancy. Mr. Knape is an avid alpine skier and outdoor enthusiast.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following Summary Compensation Table sets forth all compensation earned in all capacities during the fiscal years ended December 31, 2022 and 2021 by our principal executive officer, Ben Sexson, who was our only executive officer during the periods presented, and whose total compensation for the 2022 fiscal year, as determined by Regulation S-K, Item 402, exceeded $100,000.

Summary Compensation Table

									Non-
									Qualified
								Non-Equity	Deferred
			Cash		Stock	Option		Incentive Plan	Compensation	All Other
	Year	Salary	Bonus		Award	Awards		Compensation	Earnings	Compensation		Total
Benjamin Sexson	2021	$250,000	$—	(3)	$—	$73,094	(1)	$—	$	$89,809	(2)	$412,903
Chief Executive Officer	2022	$250,000	—		$—	$145,676	(4)	$—	$	$55,000	(5)	$450,676

(1)	Represents stock option grants for 1,070,000 shares of the Company’s Common Stock (as adjusted to reflect the Stock Split) of which 227,500 vested during the 12 months ended December 31, 2021. The numbers in the table represent the dollar value of the vested stock options at the grant date of such options.

(2)	Represents $89,809 of deferred compensation owed to Mr. Sexson which was paid in 2021. As of December 31, 2021, the total deferred compensation owed to Mr. Sexson was $249,546, which includes a bonus of $125,000 accrued in 2021 that Mr. Sexson deferred.

(3)	Per the terms of his employment agreement, Mr. Sexson earned a bonus as approved by the Company’s Board which he elected to defer.

(4)	The numbers in the table represent the dollar value of the vested stock options for Common Stock at the grant date of such options. During the year ended December 31, 2022, stock options for 267,500 shares of Common Stock vested.

(5)

Mr. Sexson received deferred compensation of $55,000. As of December 31, 2022, the total deferred compensation owed to Mr. Sexson was $319,546, which includes a bonus of $125,000 accrued in 2022 that Mr. Sexson deferred.

Director Compensation

For the fiscal year ended December 31, 2022 we paid our directors as follows:

	Fees					Non-equity	Nonqualified
	earned					incentive	deferred
	or paid in		Stock	Option		plan	compensation	All other
Name	cash		awards	awards		compensation	earnings	compensation	Total
Benjamin Sexson	$305,000	(1)	—	$145,676	(3)	—	—	—	$450,676
Dr. Douglas Unis	$30,000	(2)	—	$146,014	(3)	—	—	—	$176,014
Rick Van Kirk	—		—	$107.16	(3)	—	—	—	$107.16
Noel Goddard	—		—		(3)	—	—	—	—

(1)	Represents $250,000 in salary paid pursuant to Mr. Sexson’s employment agreement, and $55,000 of deferred compensation owed to Mr. Sexson which was paid in 2022. As of December 31, 2022, the total deferred compensation owed to Mr. Sexson was $319,546, which includes a bonus of $125,000 accrued in 2022 that Mr. Sexson deferred.

(2)	Dr. Unis earned a consulting fee of $30,000 in 2022 in consideration for his services as a consultant to the Company, pursuant to the consulting agreement between Dr. Unis and the Company. Dr. Unis receives no compensation for his services as a director. On April 5, 2021, Dr. Unis and the Company terminated the existing consulting agreement between the Company and Dr. Unis and entered into a new consulting agreement on the same date, pursuant to which the Company agreed to pay Dr. Unis $95.00 per hour for consultancy services provided by Dr. Unis.

(3)	As of December 31, 2022 Mr. Sexson had 1,400,000 Stock Split-adjusted aggregate option awards outstanding, Dr. Unis had 1,440,000 Stock Split-adjusted aggregate option awards outstanding, Mr. Van Kirk had 2,000 split-adjusted aggregate option awards outstanding and Ms. Goddard had 2,000 Stock Split-adjusted aggregate option awards outstanding.

Executive Employment Agreement – Benjamin Sexson

The Company has an employment agreement with its Chief Executive Officer, Benjamin Sexson. The employment agreement provides for an annual base salary of $250,000 as a result of the achievement certain milestones set forth in Mr. Sexson’s employment agreement. In addition to his salary, Mr. Sexson is eligible to earn an annual bonus in an amount of 50% of his aggregate base salary earned in such year, subject to the achievement of Company performance metrics and individual performance goals, milestones and objectives, as established from time to time by an appropriate committee of the Board.

Pursuant to Mr. Sexson’s employment agreement, Mr. Sexson is also entitled to pre-emptive rights permitting him preserve his vested equity position in the Company in the event of any additional issuances of Company Common Stock (or securities convertible into Common Stock), at a per-share price equal to the then current fair market value, as reasonably determined by the Board. Mr. Sexson does not intend to exercise this pre-emptive right in this offering.

Per the terms Mr. Sexson’s employment agreement, Mr. Sexson also received an equity grant of 48,927,010 shares of the Company’s Common Stock under the Company’s 2019 Stock Option and Grant Plan. All 48,927,010 shares of Company Common Stock granted to Mr. Sexson have vested.

Mr. Sexson’s employment with the Company is “at will”, and either Mr. Sexson or the Company may terminate the employment agreement at any time, with or without cause. There is no set termination date under Mr. Sexson’s employment agreement.

Consulting Agreement – Dr. Douglas Unis

On April 5, 2021, Dr. Unis and the Company entered into a consulting agreement, pursuant to which the Company agreed to pay Dr. Unis $95.00 per hour for consultancy services provided by Dr. Unis.

Pursuant to the consulting agreement, Dr. Unis is engaged as an independent contractor. The consulting agreement has customary intellectual property and/or invention assignment provisions, whereby any work product of Dr. Unis created in his capacity as a consultant for the Company is automatically assigned to the Company. The agreement also contains customary nondisclosure provisions.

The agreement will continue in effect until Dr. Unis’ services under the agreement are complete, or until the agreement is terminated by either party at their option. If Dr. Unis is unable to offer a minimum of 12 hours of service per year, it will serve as grounds for reasonable termination of the agreement.

Equity Incentive Plans

The Company adopted its Amended and Restated 2019 Stock Option Plan on August 28, 2020 (the “Plan”), which reserves 5,200,000 shares of Common Stock for issuance under the Plan, with up to 1,560,000 of those shares of Common Stock allowed for issuance pursuant to incentive stock options (as adjusted for the Stock Split).

The majority of the material terms of grants under the Plan are set by the Board of Directors of the Company on an individual basis (i.e. vesting periods, exercise prices, etc.).

For the years ended December 31, 2022 and 2021, we awarded 660,000 and 1,504,000 in in stock options (exercisable into shares of Common Stock), respectively, with a weighted average vesting period of four years, to our officers and directors (as adjusted for the Stock Split).

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each named executive officer and director as of December 31, 2022, as adjusted to reflect the Stock Split.

	Option Awards
			Equity incentive plan
		Number of securities	awards: Number of
	Number of securities	underlying unexercised	securities underlying	Option	Option
	underlying unexercised	options (#)	unexercised unearned	exercise	expiration
Name	options (#) exercisable	unexercisable	options (#)	price ($)	date
Benjamin Sexson
Grant #1	280,000	40,000	—	$0.31	5/27/2029
Grant #2	375,000	375,000	—	$2.00	8/1/2030
Grant #3	—	330,000	—	$1.67	1/1/2033
Dr. Douglas Unis
Grant #1	315,000	45,000	—	$0.31	5/27/2029
Grant #2	375,000	375,000	—	$2.00	8/1/2030
Grant #3	—	330,000	—	$1.67	1/1/2033
Rick Van Kirk	750	1,250	—	$2.00	7/31/2030
Noel Goddard	2,000	—	—	$2.00	8/20/2030

The Company has not issued any Stock Awards pursuant to the Plan and does not have any shares authorized for such issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of August 9, 2023 regarding the beneficial ownership of our voting shares by:

●	each person who is known to be the beneficial owner of more than 5% of our voting shares;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting shares beneficially owned by them. To our knowledge, none of our shares of Common Stock beneficially owned by any executive officer or director have been pledged as security.

	Shares of Common		Percent of Common
Name and Address of	Stock Beneficially		Stock Beneficially
Beneficial Owner	Owned		Owned
Executive Officers(1)
Benjamin Sexson	4,888,830	(2)	16.7%

Noel Knape	—		0.0%

Directors(1)
Dr. Douglas Unis	4,511,050	(3)	15.4%

Rick Van Kirk	1,000	(4)	0.0%
Noel Goddard	2,000	(4)	0.0%
Paul Riss,	—		0.0%

All Executive Officers and Directors As a Group	9,402,880		32.1%

5% or Greater Holders
	2,735,574	(5)	9.4%
The Icahn School of Medicine at Mount Sinai, 1 Gustave L. Levy Pl, New York, NY 10029

Pro-Dex, Inc., 2361 McGaw Ave, Irvine, CA 92614	1,825,404	(4)	6.2%

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Monogram Orthopaedics, Inc., 3913 Todd Lane, Austin, TX 78744

(2)	Includes 4,006,330 shares of Common Stock and 882,500 vested options which are exercisable in 60-days.

(3)	Includes 4,075,386 shares of Common Stock and 922,500 vested options, which are exercisable in 60-days. In addition, not included in this number, Dr. Unis and the Icahn School of Medicine at Mount Sinai agreed, pursuant to a separate agreement to which the Company is not a party, that Dr. Unis is entitled to 33.3% of 65% of those 2,735,574 shares owned by Mount Sinai, or 486,836 shares of Common Stock. Dr. Unis has not been issued these shares by Mount Sinai to date and Dr. Unis does not have any voting rights with regard to these shares.

(4)	Solely includes vested options which are exercisable in 60-days.

(5)	See note 2 regarding the agreement Dr. Unis has to acquire 486,836 shares of Common Stock owned by Mount Sinai.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On October 3, 2017, the Company entered into an Exclusive License Agreement (the “License Agreement”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”), an entity which is affiliated with one of our Directors, Doug Unis, who is employed as an associate professor at Mount Sinai. The License Agreement has subsequently been amended, most recently on May 31, 2023. Collectively, we refer to the Exclusive License Agreement and its subsequent amendments as the “License Agreement”.

The License Agreement grants Monogram a royalty-bearing, world-wide right and (a) exclusive license, with the right to grant sublicenses (on certain conditions) to certain intellectual property relating to customizable bone implants and surgical planning software and (b) non-exclusive license, with the right to grant sublicenses on certain conditions, to certain technical information for the exploitation of the intellectual property in its field of use. Pursuant to the License Agreement, Mount Sinai had the right to receive 12% of the fully-diluted outstanding Common Stock of the Company until the Company received an aggregate of $10,000,000 in cash in exchange for its equity securities, which occurred after the Company’s Regulation A Offering of Series A Preferred Stock, resulting in the issuance of a total of 2,249,188 shares of Common Stock to Mount Sinai pursuant to the License Agreement. Of this total, Dr. Unis and the Icahn School of Medicine at Mount Sinai agreed, pursuant to a separate agreement to which the Company is not a party, that Dr. Unis is entitled to 33.3% of 65% of those 2,249,188 shares owned by Mount Sinai, or 486,836 shares of Common Stock. Dr. Unis has not been issued these shares by Mount Sinai to date. Currently, all shares issuable to Mount Sinai pursuant to the terms of the License Agreement have been issued.

Pursuant to the terms of the License Agreement, we must have a first commercial sale our products by October 3, 2025. The Company may, at least thirty (30) days prior to its first commercial sale, request additional extensions to this first commercial sale deadline in one (1) year increments, each time with payment of an extension fee of $50,000. Monogram may extend the deadline in this manner two (2) additional times. If Monogram uses all of its extensions, and still has not met this first commercial sale deadline, it would constitute a breach of the License Agreement, and Mount Sinai would have the right to give us a notice of default, and could ultimately terminate the License Agreement if we fail to cure this default within sixty (60) days. Termination will not relieve Monogram of any monetary or any other obligation or liability accrued under the License Agreement at the time of termination. In addition, if Monogram has sublicensed the agreement at the time of termination, the sublicense will become a direct license between Mount Sinai and the sublicensee. Monogram does not have any direct right to terminate this License Agreement with Mount Sinai prior to the completion of the term of the License Agreement.

In addition, as part of the License Agreement, we entered into a stock purchase agreement with Mount Sinai for the shares of Common Stock already issued to Mount Sinai.

On March 18, 2019, the Company entered into an option agreement (the “Option Agreement”) with Mount Sinai pursuant to which the Company was granted an option to license additional intellectual property rights under the terms and conditions as set forth in the aforementioned License Agreement. The Company exercised this option on March 26, 2019 for an exercise fee of $1,000. The intellectual property licensed pursuant to this Option Agreement is detailed under “Business – Intellectual Property”. Since this Option Agreement is governed by the terms of the License Agreement, any termination of the License Agreement would automatically terminate this Option Agreement.

Payments under the License Agreement include:

1.	Annual license maintenance fees. Annual fees include a $10,000 fee beginning on the third anniversary of the effective date of the agreement, i.e., October 3, 2020, and each year thereafter until Monogram makes a first commercial sale of one of our products. After this first commercial sale, the annual fee increases to $30,000 per year for the next twelve (12) years, or until the patents licensed pursuant to this agreement expire in the applicable jurisdiction – whichever occurs first.

2.	Milestone payments. Upon completion of certain significant events by the Company (i.e., “milestone” events), we must pay Mount Sinai certain fees within 45 days of the occurrence of the event. If Monogram obtains FDA clearance and/or foreign regulatory approval of Monogram’s custom implants and/or orthopaedic robot, Mount Sinai is due a fee ranging from $50,000 - $100,000, depending on the type of approvals received. If Monogram achieves net sales of $10 million, Mount Sinai will receive $400,000; and at net sales of $50 million, Mount Sinai will receive $2,000,000. Finally, if at the time of completion of a “Significant Transaction” the Company has a valuation greater than $150,000,000, Mount Sinai will receive 1% of the fair market value of Company at the time of completion of the Significant Transaction. A “Significant Transaction” is defined as the first to occur of a single transaction, or series of related transactions, consisting of or resulting in any of the following: (i) an assignment of the License; (ii) an exclusive worldwide sub license of all or substantially all of the Mount Sinai Patent Rights; (iii) an initial public offering of securities by Company (or its successor) or other transaction resulting in either (A) Company becoming a public company or (B) any of Company’s securities being traded on a nationally recognized stock exchange or automated quotation system; (iv) a sale, license or other disposition of all or substantially all of Company’s assets; or (v) a reorganization, consolidation or merger of Company, or sale or transfer of the securities of Company, where the holders of Company’s outstanding voting securities before the transaction beneficially own less than fifty percent (50%) of the outstanding voting securities, or hold less than fifty percent (50%) of the voting power of the voting security holders of the surviving entity after the transaction. Notwithstanding anything above to the contrary, a Significant Transaction shall not be deemed to occur as a result of a bona fide, arms-length equity financing for cash in which Company issues securities representing more than fifty percent (50%) of the voting power of its security holders to venture capital or other similar or strategic professional investors who do not actively manage day-to-day operations of Company.

3.	Running royalties. Mount Sinai is entitled to 1.5% to 5% of the net sales of our products covered by the license as a royalty, depending primarily on whether the product sales occurred in a country in which the patents licensed from Mount Sinai for such products are unexpired and valid.

4.	Sublicense fees. If Monogram sublicenses its rights under this agreement to another party, Mount Sinai is entitled to 15% - 60% of the income received by Monogram from party to which it sublicensed. The percentage Mount Sinai is entitled to receive is primarily determined by the timing of the sublicense grant by Monogram. If it is sublicensed prior to successful implementation of the product by Monogram, Mount Sinai will receive 60% - but if sublicensed after the first commercial sale by Monogram of its product, Mount Sinai is entitled to 15%.

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Pro-Dex Supply Agreement

On October 3, 2023, the Company entered into a supply agreement (the “Supply Agreement”) with Pro-Dex, Inc., a Colorado corporation (“Pro-Dex”). Richard L. Van Kirk is the Chief Executive Officer of Pro-Dex, Inc. and is a Director of Monogram.

On December 20, 2018, the Company entered into a development and supply agreement with Pro-Dex, Inc., whereby Pro-Dex, Inc. and the Company agreed, subject to certain conditions, to negotiate and endeavor to enter into a future agreement through which Pro-Dex, Inc. would develop and supply end-effectors, gearing, and saws, and other surgical products to Monogram. The Supply Agreement represents the definitive agreement between Pro-Dex and the Company as a result of these negotiations.

Pursuant to the Supply Agreement, the Company and Pro-Dex agreed that, during the term of the Supply Agreement, the Company will exclusively purchase from Pro-Dex, and Pro-Dex will manufacture and sell to the Company, supply end-effectors, gearing, and saws, and other surgical products at purchase prices set forth in the Supply Agreement.

The initial term of the Supply Agreement commences on October 3, 2023 and continues for an initial period of fifteen (15) years from the date of Pro-Dex’s delivery to the Company of at least ten (10) production units of end effectors that are fully developed and validated as reasonably agreed to between the Company and Pro-Dex. Upon expiration of the initial term, the Supply Agreement will automatically renew for additional successive two (2) year terms unless either party has provided written notice of non-renewal to the other party at least two (2) years prior to the end of the then-current term.

Pro-Dex may terminate the Supply Agreement by providing written notice to the Company if the Company fails to pay any amount when due under the Supply Agreement and fails to cure such failure within 30 business days after the Company’s receipt of written notice of such breach. Additionally, Pro-Dex may terminate the Supply Agreement at any time in Pro-Dex’s sole and absolute discretion upon providing the Company at least 120 days advance written notice of termination.

The Company may terminate the Supply Agreement if any Purchase Order under the Supply Agreement remains unfulfilled by Pro-Dex for six (6) months after the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control. Additionally, the Company may terminate the Supply Agreement if during any consecutive twelve (12) month period Pro-Dex fails to fulfill more than three (3) separate purchase orders by the requested delivery date, unless such delay is the result of factors reasonably outside of Pro-Dex’s control.

Either party may terminate the Supply Agreement if the other party (a) is in material breach of any representation or warranty under the Supply Agreement that cannot be cured or, if the breach can be cured, it is not cured by within a commercially reasonable period of time; (b) becomes insolvent or files for bankruptcy; (c) makes or seeks to make a general assignment for the benefit of its creditors; or (d) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

If the Supply Agreement is terminated, the Company will pay to Pro-Dex all amounts due to Pro-Dex for supplied products under the Supply Agreement, as well as any out-of-pocket costs and expenses (including raw materials, machinery and equipment purchases) incurred by Pro-Dex prior to the date such termination is effective that arise from or relate to the Supply Agreement.

The Supply Agreement contains a number of other rights, representations and warranties that are customary for medical device supply agreements.

Pro-Dex Warrant Exercise

Pro-Dex and the Company were previously engaged in active discussions around Pro-Dex exercising its warrants in advance of the contractual expiration date of the those warrants. Pro-Dex held warrants to purchase up to 5% of the outstanding Common Stock of the Company as of the date of the exercise, calculated on a post-exercise basis. The warrants had an exercise price of $1,250,000, were exercisable at any time prior to December 20, 2025 (the “Warrants”)

On October 2, 2023, Pro-Dex agreed to exercise the Warrants in full in cash for Common Stock of Monogram within five (5) business days. As consideration for Pro-Dex agreeing to exercise the Warrants, the Company agreed to the following:

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Coverage Warrants. If, (a) between October 2, 2023 and March 31, 2024; or (b) during the six month period between March 31 and September 31 of each year thereafter, Monogram engages in or otherwise consummates an issuance of securities that results in Monogram receiving, or having the right to receive, gross proceeds of $5,000,000 or more during such period, then Monogram will issue Pro-Dex a warrant to be exercised in cash to purchase 5% (calculated after giving effect to such issuance to Pro-Dex) of the types, series and classes of securities issued during such period at a price equal to the total gross proceeds received over the such period divided by the number of securities issued during that same period on terms at least as favorable to Pro-Dex as the most favorable terms pursuant to which any such securities are acquired by any investor during such period (each, a “Coverage Warrant”). Each Coverage Warrant will be issued to Pro-Dex within ten (10) business day after the last day of the applicable period, will have a term of six (6) months from the date of issuance and, unless otherwise agreed to in writing by Pro-Dex in its sole and absolute discretion, will have other provisions consistent with the provisions of the Warrants. Pro-Dex’s rights in this regard will expire on December 31, 2025 and will apply to all Warrant Coverage issuances conducted from time to time, and at any time, by Monogram prior to that date.

Piggyback Rights. Monogram agreed to grant Pro-Dex piggyback registration rights for all Monogram securities from time to time owned by Pro-Dex on terms at least as favorable to Pro-Dex as Monogram may at any time grant piggyback (or equivalent) registration rights to any other holder of Monogram securities.

Pro-Dex completed the exercise all of its Warrants effective October 2, 2023, resulting in the issuance of 1,828,551 shares of the Company’s Common Stock at $0.68360138711 per share and total proceeds to the Company of $1,250,000. The issuance of these shares upon exercise of the Warrants was made by the Company pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder for transactions by an issuer not involving a public offering.

HOUSEHOLDING INFORMATION

We have adopted a practice called “householding.” This practice allows us to deliver only one copy of certain of our stockholder communications (such as the notice regarding the internet availability of proxy materials, our annual reports, or our proxy materials) to stockholders who have the same address and last name and who do not participate in email delivery of these materials, unless one or more of these stockholders notifies us that he or she would like to receive an individual copy of these notices or materials. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings or stockholder communications, please send your written request to Monogram Orthopaedics Inc., 3913 Todd Lane, Austin, TX 78744, Attention: Board Chairman, or call us at (512) 399-2656. Upon written or oral request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

FUTURE STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement pursuant to SEC Rule 14a-8 must submit the proposal so that it is received by us no later than July 26, 2023, unless the date of our 2024 Annual Meeting is more than 30 days before or after November 30, 2024, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Monogram Orthopaedics Inc., 3913 Todd Lane, Austin, TX 78744, Attention: Board Chairman.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees for the 2023 Annual Meeting of Stockholders in accordance with Exchange Act Rule 14a-19 must provide notice to our principal executive offices at the address above no later than October 1, 2023. Any such notice of intent to solicit proxies must comply with all the requirements of SEC Rule 14a-19.

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WHERE YOU CAN FIND MORE INFORMATION

Monogram files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Monogram’s SEC filings, including this proxy statement, over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at www.monogramorthopedics.com which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from us by requesting them in writing or by telephone at the following address:

Monogram, Inc.

Attention: Board Chairman

3913 Todd Lane,

Austin, TX 78744, USA

(512) 399-2656

This document is a proxy statement of Monogram for the Annual Meeting of Monogram stockholders. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Other SEC Filings

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this proxy statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We incorporate by reference each document we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the Annual Meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on June 6, 2023 and for the quarter ended June 30, 2023, filed with the SEC on August 9, 2023.
•	our Registration Statement on Form S-1/A filed with the SEC on August 28, 2023.
•	our Current Report on Form 8-K filed with the SEC on October 6, 2023.

We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the address and telephone number set forth above under “Where You Can Find More Information.”

Other Matters

The Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

By Order of the Board of Directors,

/s/ Benjamin Sexson
Benjamin Sexson
Chief Executive Officer

October 6, 2023

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Appendix A

[FORM OF]

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MONOGRAM ORTHOPAEDICS INC.

MONOGRAM ORTHOPAEDICS INC.

SIXTH RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Monogram Orthopaedics Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1.                   The name of this corporation is Monogram Orthopaedics Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on April 21, 2016 under the name Monogram Arthroplasty Inc. (the “Corporation”)

2.                   The Corporation most recently amended and restated its Certificate of Incorporation on December 9, 2022 (the “Certificate of Incorporation”).

3.                   The Board of Directors of this Corporation duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this Corporation, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows.

RESOLVED, that the Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and incorporated herein by this reference.

3.       Exhibit A referred to above is attached hereto as Exhibit A and is hereby incorporated herein by this reference. This Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law.

4.       This Sixth Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this [_]th day of September, 2023.

By:	/s/ Benjamin Sexson
Name: Benjamin Sexson Title: Chief Executive Officer

EXHIBIT A

MONOGRAM ORTHOPAEDICS INC.

SIXTH RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME.

The name of this corporation is Monogram Orthopaedics Inc. (the “Corporation”).

ARTICLE II: REGISTERED OFFICE.

The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III: DEFINITIONS.

As used in this Restated Certificate (the “Restated Certificate”), the following terms have the meanings set forth below:

“Board” means the Board of Directors of the Corporation.

“Family Member” means, with respect to any individual, such individual’s parents, spouse, and descendants (whether natural or adopted) and any trust or other vehicle formed for the benefit of, and controlled by, such individual and/or any one or more of them.

“Personal Friend” means, with respect to any individual, an individual with whom such individual has a pre-existing relationship extending beyond a relationship related to that individual’s business or professional activities.

“Control” (including with correlative meaning, “Controlled by”) means (i) with respect to a Person that is a company or corporation, the ownership, directly or indirectly through one or more intermediaries, of more than 50% of the voting rights attributable to the shares of capital stock of that company or corporation and more than 50% of all capital stock of that company or corporation; (ii) with respect to a Person that is not a company or corporation, the ownership, directly or indirectly through one or more intermediaries, of more than 50% of the equity capital of that Person and the power to direct or cause the direction of its management and policies.

“Person” means any individual, corporation, partnership, limited liability company, trust or other entity.

ARTICLE IV: PURPOSE.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE V: AUTHORIZED SHARES.

The total number of shares of all classes of stock that the Corporation has authority to issue is 150,000,000, consisting of (a) 90,000,000 shares of Common Stock, par value of $0.001 per share and (b) 60,000,000 shares of undesignated Preferred Stock, par value of $0.001 per share.

A.       COMMON STOCK

The following rights, powers privileges and restrictions, qualifications, and limitations apply to the Common Stock.

1.                   General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and privileges of the holders of the Preferred Stock that may exist.

2.                   Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). Unless required by law, there shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3.                   Dividends. Subject to and without limiting the rights of the holders of Preferred Stock to receive concurrent dividends that may exist (other than dividends on shares of Common Stock payable in shares of Common Stock), the holders of Common Stock shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board. Such dividends shall not be cumulative.

B.       PREFERRED STOCK

1. General. The Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the undesignated shares of Preferred Stock, for the issuance of shares of Preferred Stock in one or more series, and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and any qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of shares of Preferred Stock may provide that such shares may be exchanged for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and may also provide for the redemption or purchase of such shares by the Corporation.

ARTICLE VI: PREEMPTIVE RIGHTS.

No stockholder of the Corporation has a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and the stockholder.

ARTICLE VII: THE BOARD OF DIRECTORS

A.             ANNUAL MEETING. The annual meeting of the stockholders for the election of directors to serve on the Board and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board in its sole and absolute discretion.

B.              CLASSES AND TERM OF DIRECTORS

1.            Classes of Directors. The Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

2.            Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the Corporation's first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the Corporation's second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the Corporation's third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director's earlier death, resignation or removal.

3.            Vacancies. Vacancies on the Board by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director's earlier death, resignation or removal.

ARTICLE VIII: BYLAW PROVISIONS.

A.            AMENDMENT OF BYLAWS. Subject to any additional vote required by this Restated Certificate or bylaws of the Corporation (the “Bylaws”), in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws.

B.            NUMBER OF DIRECTORS. Subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation will be determined in the manner set forth in the Bylaws.

C.       REMOVAL OF DIRECTORS. Subject to any additional vote required by this Restated Certificate, the process for removal of directors of the Corporation will be determined in the manner set forth in the Bylaws.

D.            BALLOT. Elections of directors need not be by written ballot unless the Bylaws so provide.

E.            MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE IX: DIRECTOR LIABILITY.

A.            LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any amendment, repeal or modification of the foregoing provisions of this Article IX.A by the stockholders will not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B.            INDEMNIFICATION. The following indemnification provisions shall apply to the Persons enumerated below.

1.                   Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any Person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such Person, or a Person for whom such Person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Person, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys” fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article IX.B, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2.                   Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article IX.B or otherwise.

3.                   Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article IX.B is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4.                   Indemnification of Employees and Agents. Without limiting the mandatory provisions of Section 1 of this Article IX.B, the Corporation may indemnify and advance expenses to any Person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such Person, or a Person for whom such Person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of any employee or agent (other than any director or officer of the Corporation) shall be made in such manner as is determined by the Board in its sole discretion. In no event shall the Corporation be required to indemnify a Person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5.                   Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board of Directors.

6.                   Non-Exclusivity of Rights. The rights conferred on any person by this Article IX.B shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Restated Certificate, the Bylaws, any agreement or pursuant to any vote of stockholders or disinterested directors or otherwise.

7.                   Other Indemnification. The Corporation’s obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer or employee of another Person shall be reduced by any amount the indemnified Person may collect as indemnification from such other Person.

8.                   Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article IX.B; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article IX.B.

9.                   Amendment or Repeal. Any amendment, repeal or modification of the foregoing provisions of this Article IX.B shall not adversely affect any right or protection hereunder of any Person in respect of any act or omission occurring prior to the time of such amendment, repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such Indemnified Person’s heirs, executors and administrators.

ARTICLE X: CORPORATE OPPORTUNITIES.

The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, or in being informed about, an Excluded Opportunity. “Excluded Opportunity” means any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any affiliate, partner, member, director, stockholder, employee, agent or other related Person of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (a “Covered Person”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

ARTICLE XI: EXCLUSIVE FORUM.

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any Person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other Persons and circumstances shall not in any way be affected or impaired thereby. Notwithstanding the foregoing, the above forum selection clause will not apply to any action any action asserting claims under the Securities Act of 1933 or Securities Exchange Act of 1934.

*   *   *   *   *

Appendix B

FORM OF PROXY CARD

Monogram Orthopaedics Inc.

3913 Todd Lane

Austin, TX 78744

<Shareholder Name>

<Shareholder Address1>

<Shareholder Address2>

<Shareholder Address3>

Control #: 0000 0000 0000

Voting Instructions
You can vote by Internet!

Instead of mailing your proxy, we encourage you to vote online, as outlined below.

VOTE BY INTERNET – www.monogram.vote
▪	Use the Internet to vote by proxy up until 7:00 P.M. Eastern Time on November 29, 2023. Have your proxy card in hand when you access the website and then follow the instructions. Enter the 12 digit Control Number below and follow the instructions to vote your proxy.
VOTE BY MAIL
•	Mark, sign, and date this proxy card and promptly return it in the enclosed envelope to EQUITY STOCK TRANSFER, 237 W 37TH ST, Suite 602, New York, NY 10018, ATTN: Shareholder Services.
•	Votes by mail must be received by 7:00 P.M. Eastern Time on November 29, 2023.

VOTE BY FAX or BY EMAIL
•	Mark, sign, and date this proxy card and promptly return it by fax: (646) 201-9006 ATTN: Shareholder Services or by email: proxy@equitystock.com ATTN: Shareholder Services.
•	Votes by mail must be received by 7:00 P.M. Eastern Time on November 29, 2023.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED.

The undersigned hereby appoints Mr. Benjamin Sexson, and each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of Monogram Orthopaedics Inc. (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD VIRTUALLY AT www.monogram.vote, ON NOVEMBER 30, 2023, AT 1:00 P.M., NEW YORK TIME, and directs that the Shares represented by this Proxy shall be voted as indicated below.

1.	List of Nominees in Relation to Proposal 1:

Nominees:

1)	Mr. Benjamin Sexson
2)	Dr. Douglas Unis
3)	Mr. Rick Van Kirk
4)	Ms. Colleen Gray
5)	Mr. Paul Riss

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

Proposals

1.	To elect five (5) directors to the Board to serve until their respective successors are elected and qualified, or their earlier resignation or removal.

2.	To approve the Sixth Amended and Restated Certificate of Incorporation that will eliminate Series A, B, and C Preferred Stock, and will establish a classified, staggered board.

For	/Against	/Abstain

☐	☐	☐

☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors recommends a vote FOR Proposals 1 and 2, and FOR all the nominees for director in Proposal 1. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR Proposals 1 and 2

Please indicate if you plan to attend this meeting.	Yes	No
	☐	☐

Note: To transact any other business that is properly brought before the Annual Meeting or any adjournment or postponement thereof.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 877-804-2062 (toll free) or email proxy@equitystock.com

Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate full title as such.

Joint owners should each sign personally. All holders must sign. If a corporation, please sign the full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owners)	Date